As filed with the Securities and Exchange Commission on August 20, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SHARKNINJA, INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	3630	98-1738011
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

89 A Street
Needham, MA 02494
(617) 243-0235
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Barrocas
Chief Executive Officer
SharkNinja, Inc.
89 A Street
Needham, MA 02494
(617) 243-0235
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Howard L. Ellin Ryan J. Dzierniejko Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 Telephone: (212) 735-3000 Facsimile: (212) 735-2000	Pedro J. Lopez-Baldrich Chief Legal Officer SharkNinja, Inc. 89 A Street Needham, MA 02494 (617) 243-0235
Daniel Lee
Michael Lockwood
Maples and Calder (Cayman) LLP
PO Box 309, Ugland House,
121 South Church
Street, Grand Cayman, KY1- 1104, Cayman
Islands
Telephone: +1 (345) 949-8066
Facsimile: +1 (345) 949-8080

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus
SharkNinja, Inc.
Ordinary Shares
Ordinary Shares Offered by the Selling Shareholders

We may offer, issue and sell from time to time in one or more offerings our ordinary shares. Certain selling shareholders to be identified in supplements to this prospectus may offer and sell ordinary shares from time to time. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.
We will provide the specific prices and terms of the ordinary shares in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 5, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement before you make your investment decision.
We or a selling shareholder may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the trading symbol “SN.” On August 19, 2025, the last reported sale price of our ordinary shares as reported on the NYSE was $119.34 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 20, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we or a selling shareholder may offer and sell from time to time ordinary shares. This prospectus only provides you with a general description of the ordinary shares that we or a selling shareholder may offer. Each time we or a selling shareholder sells ordinary shares, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the ordinary shares offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”
Neither we nor any selling shareholder has authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or any selling shareholder. Neither we nor any selling shareholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any selling shareholder is making any offer to sell the ordinary shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
When used in this prospectus, the terms “SharkNinja,” the “Company,” “we,” “our” and “us” refer to SharkNinja, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.
Statements made in this prospectus concerning the contents of any contract, agreement or other document are not necessarily complete descriptions of all terms of these documents. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus forms a part completely.
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains a website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We also maintain a website at www.sharkninja.com at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, these websites is not a part of this prospectus. We have included these website addresses in this prospectus solely as an inactive textual references.

As a foreign private issuer, we are exempt under the Exchange Act from the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information included or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement.
•
Our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed on March 31, 2025;

•
our reports of foreign private issuer on Form 6-K, filed with the SEC on May 8, 2025 and August 7, 2025 (in each case, solely with respect to the portions specified therein); and

•
the description of our share capital in our Registration Statement on Form 8-A (Registration Statement No. 001- 41754) filed on July 24, 2023.

Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed as so modified or superseded, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to: SharkNinja Investor Relations; IR@sharkninja.com; telephone: (617) 243-0235.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and any documents incorporated by reference may contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements can often be identified by the use of forward-looking language such as “may,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” “projects,” “goals,” “objectives,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.
There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

THE COMPANY
SharkNinja is a global product design and technology company that creates 5-star rated lifestyle solutions through innovative products for consumers around the world. We seek to leverage our global, agile and cross-functional engineering know-how, product development and manufacturing expertise along with our solutions-driven marketing to increase the efficiency, convenience and enjoyment of consumers’ daily tasks and improve everyday lives. We have built two billion-dollar brands, Shark and Ninja, and have a proven track record of establishing leadership positions by disrupting numerous household product categories, including Cleaning Appliances, Cooking and Beverage Appliances, Food Preparation Appliances and Other, which includes Home Environment and Beauty. We have successfully gained market share across geographies, taking share from competitors priced both above and below our offerings. We believe our success is centered around our advanced engineering and innovation capabilities coupled with our deep understanding of consumer needs, enabling us to solve consumer problems that others either do not see or are unable to solve.
We are driven by our relentless pursuit of perfection to deliver innovative products at compelling value to delight consumers. We constantly analyze consumers’ interactions with small home appliances and leverage consumer reviews across multiple platforms, which we refer to as our “always-on” approach. Our global product design and engineering team applies these always-on consumer insights to create new technologies and intellectual property that differentiates our products. Further, we continuously enhance our products through rapid iteration and constant refinement with the goal of increasing the value of our legacy products while decreasing costs. We believe this constant pursuit of perfection through continuous innovation extends our product life cycles and differentiates us from competitors with longer innovation cycles. Our approach enables us to rapidly bring new products to market, grow share of shelf and market share and thus quickly establish leadership positions in both existing and new categories.
Our principal executive office is located at 89 A Street, Needham, MA 02494 and our telephone number is (617) 243-0235. We maintain a website at www.sharkninja.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in our ordinary shares involves risk. See the risk factors described in our most recent Annual Report on Form 20-F (together with any material changes thereto contained in subsequent filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the ordinary shares as set forth in the applicable prospectus supplement(s). We will not receive any of the proceeds from the sale of ordinary shares being offered by any of the selling shareholders.

DESCRIPTION OF SHARE CAPITAL
General
Our affairs are governed principally by: (i) our Memorandum and Articles of Association, (ii) the Companies Act and (iii) the common law of the Cayman Islands. As provided in our Memorandum and Articles of Association, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges.
The following description summarizes certain important terms of our share capital and our Memorandum and Articles of Association and highlights certain differences in corporate law in the Cayman Islands and Delaware. Because this is only a summary, it does not contain all the information that may be important to you and is qualified in its entirety by reference to our organizational documents, which are filed as exhibits to our Annual Report, and by applicable law.
Our authorized share capital consists of 1,000,000,000 ordinary shares, par value $0.0001 per share and 100,000,000 preferred shares, par value $0.0001 per share. As of August 15, 2025, we had 141,137,833 ordinary shares issued and outstanding and no preferred shares.
Ordinary Shares
Voting Rights
Holders of our ordinary shares are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Generally, all matters to be voted on by shareholders must be approved by either (i) an ordinary resolution, which requires the affirmative vote of at least a majority of the votes entitled to be cast by all holders of ordinary shares present at a general meeting in person or represented by proxy, or (ii) a special resolution, which requires the affirmative vote of at least two thirds of the votes entitled to be cast by all holders of ordinary shares present at a general meeting in person or represented by proxy.
Cumulative Voting
Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands Law, our Memorandum and Articles of Association do not provide for cumulative voting.
Dividends
Subject to preferences that may apply to any ordinary shares issued and outstanding at the time, the holders of our ordinary shares are entitled to receive dividends as may be declared from time to time at the discretion of our Board out of lawfully available funds. See “Dividend Policy” for additional information.
No Preemptive or Similar Rights
Holders of our ordinary shares do not have preemptive, subscription or redemption rights. There are no redemption or sinking fund provisions applicable to our ordinary shares.
Fully Paid and Non-Assessable
All of the issued and outstanding ordinary shares are fully paid and non-assessable.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, MA 02021.
Listing
Our ordinary shares are listed on NYSE under the symbol “SN.”

SELLING SHAREHOLDERS
Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our ordinary shares in various private transactions. Such selling shareholders may be parties to a registration rights agreement with us, or we otherwise may have agreed or will agree to register their ordinary shares for resale. The initial purchasers of our ordinary shares, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling shareholders,” may from time to time offer and sell the ordinary shares pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling shareholder and the number of ordinary shares beneficially owned by such selling shareholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We or the selling shareholders may sell the ordinary shares being offered hereby in one or more of the following ways from time to time:
•
to underwriters for resale to purchasers;

•
directly to purchasers;

•
through agents or dealers to purchasers; or

•
through a combination of any of these methods.

In addition, we or the selling shareholders may enter into derivative or hedging transactions with third parties, or sell ordinary shares not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell ordinary shares covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use ordinary shares borrowed from us or the selling shareholders or others to settle such sales and may use ordinary shares received from us to close out any related short positions. We or the selling shareholders may also loan or pledge ordinary shares covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned ordinary shares or, in an event of default in the case of a pledge, sell the pledged ordinary shares pursuant to this prospectus and any accompanying prospectus supplement.
We or the selling shareholders will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement. The applicable prospectus supplement will set forth whether or not an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, Maples and Calder (Cayman) LLP will provide opinions regarding the authorization and validity of the ordinary shares. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.
EXPERTS
The consolidated financial statements of SharkNinja, Inc. appearing in SharkNinja, Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2024, and the effectiveness of SharkNinja, Inc.’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
ENFORCEMENT OF CIVIL LIABILITIES
We are an exempted company incorporated under the laws of the Cayman Islands. As a result, the rights of holders of our ordinary shares are governed by Cayman Islands Law and our Memorandum and Articles of Association. The rights of shareholders under Cayman Islands Law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Certain of our assets are located outside the United States. As a result, it may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against us based on the civil liability provisions of the U.S. securities laws.
We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

EXPENSES
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of the ordinary shares registered under the registration statement of which this prospectus forms a part.
Securities and Exchange Commission Registration Fee	$	*
FINRA Filing Fee	$	**
Legal and Accounting Fees and Expenses	$	**
Transfer Agents and Trustees’ Fees and Expenses	$	**
Miscellaneous	$	**
Total		$—

*
Unknown because the filing fee is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

**
Fees and expenses will depend on the number and nature of the offerings, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of ordinary shares being offered will be included in any applicable prospectus supplement.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.
Indemnification of Directors and Officers.

Cayman Law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by Cayman Courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. The Registrant’s Memorandum and Articles of Association provides, to the fullest extent permissible under Cayman Law, that its directors and officers shall be indemnified against any liability, action, proceeding, claim, demand, costs damages or expenses, including legal expenses, incurred in their capacities as such unless such liability (if any) arises from actual fraud, willful neglect or willful default, as determined by a court of competent jurisdiction in a final non-appealable order.
The Registrant has entered into indemnification agreements with each of its directors and officers that provide for, among other things, indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement (with the Registrant’s consent) of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. The indemnification agreements also provide for the advancement or payment of all expenses to the Registrant’s directors and officers and for reimbursement of such advanced expenses to the Registrant if it is found that such director or officer is not entitled to such indemnification under applicable law.
The Registrant has obtained a general liability insurance policy that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant, its directors, its officers or persons who control the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 9.
Exhibits.

The Exhibits to this registration statement are listed in the Exhibit Index set forth below.
Exhibit No.	Description of Exhibits
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-8 (File No. 333-273518), filed with the SEC on July 28, 2023).
4.1	Specimen Share Certificate, evidencing the ordinary shares of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1/A (File No. 333-272973), filed with the SEC on July 11, 2023).
5.1	Opinion of Maples and Calder (Cayman) LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages hereto).
107	Filing Fee Table

*
To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

Item 10.
Undertakings.

The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts on August 20, 2025.
SHARKNINJA, INC.
By:
/s/ Mark Barrocas

Name: Mark Barrocas
Title:  Chief Executive Officer
In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Mark Barrocas and Patraic Reagan and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form F-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-3 has been signed by the following persons in the capacities indicated on August 20, 2025.
Signature	Title
/s/ Mark Barrocas Mark Barrocas	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Patraic Reagan Patraic Reagan	Chief Financial Officer and Executive Vice President (Principal Financial Officer)
/s/ Michael Hand Michael Hand	Interim Principal Accounting Officer (Principal Accounting Officer)
/s/ CJ Xuning Wang CJ Xuning Wang	Director
/s/ Kathryn J. Barton Kathryn J. Barton	Director
/s/ Peter Feld Peter Feld	Director

Signature	Title
/s/ Chi Kin Max Hui Chi Kin Max Hui	Director
/s/ Dennis Paul Dennis Paul	Director
/s/ Barney Tianhao Wang Barney Tianhao Wang	Director
/s/ Timothy R. Warner Timothy R. Warner	Director
SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in the city of Needham, Commonwealth of Massachusetts on August 20, 2025.
SHARKNINJA, INC.
By:
/s/ Mark Barrocas

Name: Mark Barrocas
Title:  Chief Executive Officer